Investor Relations Conference Call April 15, 2008

simulationsplus, inc.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

With the exception of historical information, the matters discussed in this presentation are forward looking statements that involve a number of risks and uncertainties. The actual results of the Company could differ significantly from those statements. Factors that could cause or contribute to such differences include, but are not limited to: continuing demand for the Company's products; competitive factors; the Company's ability to finance future growth; the Company's ability to produce and market new products in a timely fashion; the Company's ability to continue to attract and retain skilled personnel; the Company's ability to identify, evaluate, and close suitable acquisitions; and the Company's ability to sustain or improve current levels of productivity. Further information on the Company's risk factors is contained in the Company's quarterly and annual reports and filed with the Securities and Exchange Commission.

Introduction and Welcome

- Introduction and Welcome
- Agenda
  - Second Fiscal Quarter FY 2008 summary
  - Strategy Going Forward
  - Questions and Answers

Second Fiscal Quarter 2008 Summary

- Gross revenues = $2.18 MM (decrease of 14% from 2Q07)
  - Pharmaceutical software and services = $1.55 MM (down 14.3% from 2Q07)
    - Large order received in November that was received in December last year
    - Pharmaceutical software and services business would have exceeded 2Q07
  - Words+ subsidiary = $630,000 (down 13.2% from 2Q07)
    - Shipments of new device going well, shipments of Windows XP based systems lower
- SG&A = $832,000 (38.2% of sales, up slightly from 36.9% in 2Q07)
- R&D = $252,000 (up 16.4% from $216,000 from 2Q07)
- Income Before Income Taxes = $702,000, a decrease of 18% from $856,000 in 2Q07
- Net Income = $565,000 ($0.031/FD share) a decrease of 15.4% from $668,000 or ($0.037/FD share) in 2Q07)
- Cash = $5.507 MM (up 71.1% from $3,219,000 in 2Q07)
- Shareholders' Equity = $8.900 MM (up 34.7% from 2Q07, and up 16.1% during from the beginning of the fiscal year)

First Six Months 2008 Summary

- Gross revenues = $4.16 MM (increase of 4.4% from 2Q07)
  - Pharmaceutical software and services = $2.99 MM (up 13.5% from 2Q07)
    - Large order received in November that was received in December last year
    - New business made up for more than half of the large order that was shifted to Q1
  - Words+ subsidiary = $1,175,000 (down 13.4% from 2Q07)
    - Shipments of new device going well, shipments of Windows XP based systems lower
- SG&A = $1,763,000 (42.3% of sales, down slightly from 42.4% in 2Q07)
- R&D = $478,000 (up 19.4% from $400,000 in 2Q07)
- Income Before Income Taxes = $1,107,000, a increase of 17% from $950,000 in 2Q07
- Net Income = $808,000 ($0.044/FD share) an increase of 9.0% from $741,000 or ($0.042/FD share) in 2Q07)
- Cash = $5.507 MM (up 71.1% from $3,219,000 in 2Q07)
- Shareholders' Equity = $8.900 MM (up 34.7% from 2Q07, and up 16.1% during from the beginning of the fiscal year)

Income Tax Discussion

- We hired a new tax preparer to review every quarterly report and to prepare our income tax returns
- We also hired a tax credit consulting firm to assist us with the complex issues related to R&D and other tax credits
  - This consulting firm has identified certain allowable R&D expenses that we had not included as R&D
- The net result of a number or person-months of work is that our tax rate for this quarter is on the order of what we had assumed last year prior to filing our 10K.
- Going forward, with the rate of R&D spending we now have and project to have, we expect our income tax rate to be about 22% for the foreseeable future.
- The increase in 6-month earnings over last fiscal year is due both to increased revenues and to the lower tax rate that we now expect.

Progress

- ADMET Predictor/ADMET Modeler
  - NIH SBIR Phase I grant completed. Phase II proposal was returned unscored, which means we will not realize revenues from this source during this fiscal year
  - ADMET Predictor Module within both GastroPlus and ClassPharmer released (recent FDA renewal order added this module to their GastroPlus license)
  - Version 2.4 with Enslein Metabolism Module released – prediction of metabolism kinetics for key enzymes
  - Continued enhancements to ADMET Modeler to improve model-building capabilities

Progress - 2

- ClassPharmer
  - Continued improvements being added in response to customer requests
  - Molecule design capabilities showing exciting results
  - Tighter integration with ADMET Predictor working well
  - Powerful new graphics capabilities being added for next release

- DDDPlus
  - Sales increasing steadily, with customers now in U.S., Europe, Japan, and India, including two licenses at the FDA
  - Incremental improvements this quarter
  - Unique new tool – no competition – acceptance continues to grow

Progress - 3

- GastroPlus
  - Version 5.3 released in October
  - Version 5.4 in final testing and documentation
    - New capability to track metabolites
    - New kidney model for renal clearance
    - New IVIVCPlus™ Module – important capability for generic and innovator companies
    - New PKPlus™ Module – pharmacokinetics for oral and iv doses
    - New PDPlus™ Module – pharmacodynamic (response) modeling
  - Funded collaboration with a major pharmaceutical company continues to advance the state-of-the-art in this area
  - Selected as preferred solution by several of the world's largest pharmaceutical companies
  - FDA now has multiple licenses
  - Consulting contracts continue coming in to assist pharmaceutical companies worldwide in analyzing preclinical and clinical data with GastroPlus

Progress - 4

- Words+ subsidiary
  - New Say-it! SAM PDA-based communication system is selling very well
  - Sales of Windows XP based systems down – new competition in the market in this product area
  - Continue to work on acquisition possibility, and although we are optimistic, there can be no assurances that any acquisitions will be completed
  - Full-time national sales manager working to improve marketing and sales activities and dealer relationships

Employee Stock Sales and AMT

- Employees exercise stock options at certain times for three reasons:
  - They are about to expire
  - The stock price is lower so the alternative minimum tax AMT is lower
  - They expect to use funds from sales of stock a year or more in the future, after the required 12-month holding period to realize the long-term capital gains tax rate

- The AMT is a way that the IRS allows you to pay taxes on money you have not received. It is a grossly unjust tax that was designed decades ago to deal with about 150 people in the U.S., but now adversely affects a very large number of taxpayers.

- As a result of the AMT, some senior managers may be selling stock during the upcoming trading window to pay their income tax. I do not expect the number of shares to be a significant percent of the public float.

Strategy Going Forward

- Expand product line and services
  - Pharmaceutical software
    - Continue to seek strategic acquisition(s)
      - Recently discontinued negotiations with firm in Europe
        - » Tax laws in two countries a problem
        - » Weak dollar against Euro also a problem
    - Continue to enhance current products
    - Examine additional SBIR opportunities
  - Pharmaceutical consulting services
    - Expanded Simulation Technologies team is handling growing demand for consulting services
  - Words+ subsidiary
    - Seek and complete strategic acquisition(s)
    - Look for SBIR funding opportunities that fit our expertise

- Continue to forge collaborative relationships within academia, government, and industry organizations

- Continue aggressive marketing and sales activities in both companies

Summary

- Company is financially strong with excellent cash position and no debt
- Revenues and earnings are up for the first 6 months of this fiscal year.
- Growing, dedicated and extremely talented workforce
- Aggressive marketing and sales efforts in both businesses
- Acquisitions are a major part of our growth strategy and we continue to be on the hunt for complementary products and businesses (although there can be no assurances that they will be completed).
- Guidance for FY2008: We expect revenues to increase by at least $1 million in fiscal year 2008. Upon the completion of any acquisition, we expect to provide updated guidance.
- Slides available by e-mail on request through info@simulations-plus.com

Questions?